Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

                June 22, 2007

I.C. Isaacs & Company, Inc.
475 10th Avenue, 9th Floor
New York, New York 10018

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to I.C. Isaacs & Company, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 600,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Registrant, to be issued pursuant to the Registrant’s 2007 Stock Incentive Plan (the “Plan”).

We have reviewed copies of:

1.	the Registration Statement;

2.	the Plan;

3.	the Amended and Restated Certificate of Incorporation of the Registrant;

4.	the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant;

5.	the Amended and Restated Bylaws of the Registrant;

6.	the Amendment to the Amended and Restated By-Laws of the Registrant; and

7.	Resolutions of the Board of Directors of the Registrant.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon representations and certificates of officers or representatives of the Registrant.

KRAMER LEVIN NAFTALIS & FRANKEL LLP

I.C. Isaacs & Company, Inc.
June 22, 2007

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

        Very truly yours,

        /s/ Kramer Levin Naftalis & Frankel LLP